承诺函
Undertaking Letter

致：趣凡网络科技有限公司 (以下称“**趣凡开曼**”)
To: QUFAN Internet Technology INC. (“Qufan KM”)

鉴于：
Whereas:

A. 趣凡开曼通过其全资子公司趣凡网络科技（香港）有限公司(“趣凡香港“)”持有趣凡信息技术（深圳）有限公司（以下称“**趣凡深圳**”）100%股权；
Qufan KM holds 100% of the equity interest in Qufan Information Technology (SZ) Co., Ltd (“**Qufan SZ**”) through its wholly owned subsidiary Qufan Internet Technology (HK) Limited (“Qufan HK”);

B. 趣凡深圳分别与曹宇（中国身份证号码：211302198507211639）、张家慧（中国身份证号码：220104198806164441）、朱念洋（中国身份证号码：370212198801151519）、深圳市广天地科技有限公司（以下称“**广天地**”）（中国营业执照号：9144030068377950X5）于 2017 年 1 月 10 日签订了一份《授权委托书》（以下合称“**《授权委托书》**”），约定由曹宇、张家慧、朱念洋、广天地分别授权趣凡深圳全权代为行使其各自在深圳趣凡网络科技有限公司中享有的股东表决权及其他股东权利（以下称“**权利**”）。
Qufan SZ entered into a Power of Attorney on Jan 10, 2017 respectively with Cao Yu (Chinese identification No.: 211302198507211639) and Zhang Jia Hui (Chinese identification No.: 220104198806164441) and Zhu Nian Yang (Chinese identification No.: 220104198806164441) and Shenzhen Guangtiandi Techology Co., Ltd (“Guang Tian Di”) (China business license No.: 9144030068377950X5) (collectively referred to as the “**POA**”). Pursuant to the POA, Cao Yu and Zhang Jia Hui and Zhu Nian Yang and Guang Tian Di respectively delegate and authorize Qufan SZ to exercise their voting powers and all other shareholder rights in respect of Shenzhen Qufan Technology Co., Ltd. on their behalf (the “**Rights**”).

For and on behal
Qufan Internet Techno
趣凡網絡科技(香
Authoriz

C. 趣凡深圳于 2017 年 1 月 10 日向趣凡香港出具确认函，确认其行使《授权委托书》项下的权利应通过中国法律允许的方式取得其股东趣凡香港的书面决议或者同意，且趣凡深圳知悉，趣凡香港在进行上述书面决议或者同意时，将根据趣凡香港的股东或者董事会的意志行事。
Qufan SZ issued a Confirmation Letter to Qufan HK on Jan 10 2017, confirming that, in exercising the Rights under the POA, Qufan SZ shall obtain the written resolution or consent from Qufan HK in the manner allowed by the PRC laws, and further acknowledged that Qufan HK will exercise the Rights in accordance with the instructions from its shareholder or board of directors.

就权利的行使事宜，趣凡香港兹此承诺如下：
Now therefore, with respect to the exercise of the Rights, the Qufan HK hereby covenants as follows:

1. 趣凡香港应按照趣凡开曼的指示对趣凡深圳就权利的行使给予许可或作出指示；未经趣凡开曼许可，趣凡香港不得自行或授权趣凡开曼之外的第三方就权利的行使对趣凡深圳给予许可或作出指示。
Qufan HK shall grant consent or give instructions to Qufan SZ with respect to the exercise of the Rights in accordance with the instructions of Qufan KM. Without Qufan KM's consent, Qufan HK shall not on its own or authorize any party other than Qufan KM to grant consent or give instructions to Qufan SZ with respect to the exercise of the Rights.

2. 本承诺函自签署之日起生效，至《授权委托书》据其条款终止之日起终止。
This undertaking letter shall become effective upon execution, and maintain effective unless the POA is terminated in accordance with the provisions thereof.

3. 本承诺函的订立、效力、解释、履行、修改和终止以及争议的解决适用香港法律。
The execution, effectiveness, construction, performance, amendment and termination of this undertaking letter and the resolution of disputes hereunder shall be governed by the laws of Hong Kong.

4. 本承诺函以中文和英文书就；中英文版本如有冲突，应以中文版为准。
This undertaking letter is written in both Chinese and English language; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

For and on behalf of
Qufan Internet Technology (HK) Limited
趣凡網絡科技(香港)有限公司

趣凡网络科技（香港）有限公司
Qufan Internet Technology (HK) Limited

Authorized Signature(s)

签署：
By: ____________
姓名：
Name:
职务：董事
Title: Director
日期：
Date